Exhibit 99.2

Discovery Labs Announces IND Submission for AEROSURF®

Important Neonatal Clinical Development Program Expected to Begin 4Q’13

Conference Call Today at 10:00 a.m. EDT

Warrington, PA — October 17, 2013 — Discovery Laboratories, Inc. (NASDAQ: DSCO), a specialty biotechnology company dedicated to advancing a new standard of respiratory critical care, today announced that it has submitted an investigational new drug (IND) application to the U.S. Food and Drug Administration (FDA) to initiate its AEROSURF® phase 2 clinical program. The FDA has confirmed receipt of the IND and has indicated that, unless otherwise notified during its review, the Company may initiate the phase 2 clinical program after a 30-day period. Discovery Labs anticipates patient enrollment could begin in the fourth quarter of 2013. The Company will host a conference call this morning at 10:00 AM ET to discuss the AEROSURF program. Conference call details are below.

“The filing of our AEROSURF IND with the FDA represents an important milestone for our Company and a first step towards a potentially transformational medical advancement for the neonatology community and the infants they care for,” said John G. Cooper, Chief Executive Officer at Discovery Labs.

AEROSURF is a novel investigational drug-device combination product being developed to deliver Discovery Labs’ KL4 surfactant in aerosolized form to premature infants with respiratory distress syndrome (RDS). AEROSURF could potentially allow for the administration of KL4 surfactant to premature infants without invasive endotracheal intubation, and may enable the treatment of a significantly greater number of premature infants who could benefit from surfactant therapy but are currently not treated.

“The AEROSURF program is leveraging important advancements in our novel technology platform,” said Russell Clayton, DO, Senior Vice President, Research and Development, at Discovery Labs. “Our synthetic KL4 surfactant technology was recently validated with the FDA approval of SURFAXIN® for the prevention of RDS in infants at high risk for RDS. We are now combining our KL4 surfactant with our proprietary drug delivery technologies to potentially deliver aerosolized KL4 surfactant to patients with respiratory disease, with an initial focus on the unmet medical needs in premature infants with RDS.”

Conference Call and Webcast Details
Discovery Labs will hold a conference call and webcast today at 10:00 AM EDT to discuss the foregoing. A live webcast of the conference call, including a slide presentation, is available at http://bit.ly/17KTf5r and www.discoverylabs.com. An archive of the webcast will be available on Discovery Labs’ Investor Relations web site.

For “listen-only” participants and those who wish to take part in the question and answer portion of the call, the dial-in numbers are (877) 215-0093 (U.S.) or (706) 679-3237 (international). The passcode for the call is 86481667. The replay number is (855) 859-2056 or (404) 537-3406 using the same conference call passcode listed above. A replay will also be available at www.discoverylabs.com.

About RDS and the Neonatologist’s Dilemma

RDS is a condition in which premature infants are born with a lack of natural lung surfactant and are unable to absorb sufficient oxygen. Premature infants born prior to 37 weeks gestation have not fully developed their own natural lung surfactant and therefore need treatment to sustain life. RDS is experienced in approximately half of the babies born between 26 and 32 weeks gestational age. The incidence of RDS approaches 100 percent in babies born less than 26 weeks gestational age. RDS can result in long-term respiratory problems and death.

Premature infants with RDS often require endotracheal intubation and mechanical ventilation to provide respiratory support and to administer surfactant (usually within the first hours of birth). Unfortunately, many infants relapse following initial surfactant therapy and require reintubation and prolonged mechanical ventilation as well as supplemental oxygen, increasing their risk of developing further serious respiratory complications. Neonatologists generally try to avoid intubation. As a result, many neonatologists will only intubate in cases of severe respiratory disease, where the benefits of invasive surfactant administration clearly outweigh the associated risks.

For all but the very low birth weight infants with severe RDS, a common ventilatory support treatment alternative to intubation and mechanical ventilation is nasal continuous positive airway pressure (nCPAP). Unfortunately, a significant number of infants do not respond adequately to nCPAP, an outcome referred to as nCPAP failure, and require subsequent surfactant administration via intubation and mechanical ventilation.

As it is not possible to ascertain in advance which patients will experience nCPAP failure, neonatologists are faced with a dilemma, because the outcome for those infants who experience nCPAP failure and receive delayed surfactant therapy may not be as favorable as the outcome for those infants who receive surfactant therapy in the first hours of life.

Discovery Labs estimates that, on an annual basis, approximately 160,000 premature infants in the U.S. could potentially benefit from early surfactant therapy to address surfactant deficiency or insufficiency. More than 70 percent of surfactant deficient infants (approximately 115,000) do not receive first-line surfactant therapy and instead receive nCPAP alone.

Discovery Labs believes that the neonatal medical community increasingly recognizes the potential of a synthetic, peptide-containing surfactant, such as SURFAXIN and, importantly, a less-invasive method of delivering surfactant, such as AEROSURF, to treat premature infants at risk of suffering from respiratory disorders.

About Discovery Labs
Discovery Laboratories, Inc. is a specialty biotechnology company focused on advancing a new standard in respiratory critical care. Discovery Labs’ technology platforms include a novel proprietary KL4 surfactant, a synthetic, peptide-containing surfactant that is structurally similar to pulmonary surfactant, and proprietary drug delivery technologies being developed to enable efficient delivery of aerosolized KL4 surfactant and other inhaled therapies. Discovery Labs’ strategy is initially focused on neonatology and improving the management of respiratory distress syndrome (RDS) in premature infants. Discovery Labs believes that its RDS product portfolio has the potential to become the new standard of care for RDS and, over time, enable the treatment of a significantly greater number of premature infants who could benefit from surfactant therapy but are currently not treated.

ABOUT SURFAXIN®
The U.S. Food and Drug Administration (FDA) approved SURFAXIN® (lucinactant) Intratracheal Suspension for the prevention of RDS in premature infants who are at high risk for RDS. SURFAXIN is the first synthetic, peptide-containing surfactant approved by the FDA and the only alternative to animal derived surfactants.

IMPORTANT SAFETY INFORMATION
SURFAXIN is intended for intratracheal use only. The administration of exogenous surfactants, including SURFAXIN, can rapidly affect oxygenation and lung compliance. SURFAXIN should be administered only by clinicians trained and experienced with intubation, ventilator management, and general care of premature infants in a highly supervised clinical setting. Infants receiving SURFAXIN should receive frequent clinical assessments so that oxygen and ventilatory support can be modified to respond to changes in respiratory status.

Most common adverse reactions associated with the use of SURFAXIN are endotracheal tube reflux, pallor, endotracheal tube obstruction, and need for dose interruption. During SURFAXIN administration, if bradycardia, oxygen desaturation, endotracheal tube reflux, or airway obstruction occurs, administration should be interrupted and the infant’s clinical condition assessed and stabilized.

SURFAXIN is not indicated for use in acute respiratory distress syndrome (ARDS).

For more information about SURFAXIN, please visit www.surfaxin.com.

Forward-Looking Statements
To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Examples of such risks and uncertainties include those related to Discovery Labs’ research and development activities, including, among other things, (i) time-consuming and expensive pre-clinical studies, clinical trials and other efforts, which may be subject to potentially significant delays or regulatory holds, or failure, and (ii) regulatory requirements relating to development and manufacture of the drug and aerosol delivery components of Discovery Labs’ combination drug/device products, as well as those risks and uncertainties described in Discovery Labs’ filings with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Any forward-looking statement in this release speaks only as of the date on which it is made. Discovery Labs assumes no obligation to update or revise any forward-looking statements.

Contact Information:

Company
John Tattory, Vice President, Finance: 215.488.9418 or jtattory@discoverylabs.com

Investor Relations
Michael Rice, LifeSci Advisors: 646.597.6979 or mrice@lifesciadvisors.com

Media Relations
Michael Parks, Pitch360: 484.356.7105 or Michael@pitch360inc.com